Exhibit 32


      AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Technology Industries, Inc., on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Allan Klepfisz, Chief Executive Officer and President of the Company, and James Samuelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of Section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:   June 9, 2005                 /s/ Allan Klepfisz
                                      ----------------------------------------
                                      Allan Klepfisz, President

Date:   June 9, 2005                 /s/ James Samuelson
                                      ----------------------------------------
                                      James Samuelson, Chief Financial Officer